UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013 (October 29, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants’ Business Operations

Item 1.02.	Termination of a Material Definitive Agreement.

(a) On October 29, 2013, Alexza Pharmaceuticals, Inc. (the “Company”) received from Autoliv ASP, Inc. (“Autoliv”) notification of their intent to terminate, effective October 29, 2016, the Manufacturing and Supply Agreement (the “MSA”) entered into on November 2, 2007, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 6, 2007 and attached as Exhibit 10.36 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 17, 2008. The MSA was subsequently amended by the Company and Autoliv on June 30, 2010 to include an unsecured promissory note (the “Note”) issued by the Company to Autoliv, previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2010, and attached as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 26, 2010. The MSA was amended again on February 15, 2011, previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2011, and attached as Exhibit 10.46 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2011.

Such termination of the MSA will be effective on October 29, 2016. At this time, (i) the Company will retain full ownership of the production lines for commercial manufacture of chemical heat packages developed for the Company by Autoliv; (ii) Autoliv’s obligations under the MSA will terminate in full; and (iii) the Company will have repaid in full the principal and interest on the Note pursuant to the Note’s terms. Prior to October 29, 2016 Autoliv and the Company will remain fully obligated to perform pursuant to the terms of both the MSA and the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: November 1, 2013

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer